Exhibit 10.18

Execution Version

SAMSON RESOURCES CORPORATION

2011 Consultant Stock Incentive Plan

1.	Purpose of Plan

The Samson Resources Corporation 2011 Consultant Stock Incentive Plan (the “Plan”) is designed to:

(a) promote the long term financial interests and growth of Samson Resources Corporation, a Delaware corporation (the “Company”), and its subsidiaries and Affiliates by encouraging the recipients of Options (as defined below) issued under the Plan in making a substantial contribution to the success of the Company; and

(b) further the alignment of interests of such persons with the interests of the Company.

2.	Definitions

As used in the Plan, the following words shall have the following meanings:

(a) “Affiliate” means with respect to any Person, any Person directly or indirectly through one or more intermediaries controlling, controlled by or under common control with such Person.

(b) “Award” means a grant of any Share-based incentive award made to a Participant pursuant to the Plan and described in Section 4.

(c) “Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

(d) “Beneficial Owner” means a “beneficial owner”, as such term is defined in Rule 13d-3 under the Exchange Act (or any successor rule thereto).

(e) “Board” means the board of directors of the Company.

(f) “Change of Control” means (i) the sale of all or substantially all (i.e., at least 80%) of the assets (in one transaction or a series of related transactions) of Samson Resources Corporation, a corporation controlled by Affiliates of Kohlberg Kravis Roberts & Co. L.P., Itochu Corporation, Natural Gas Partners L.P. and Crestview Partner L.P. (together, the “Sponsors”) or Samson Investment Company (“SIC”), as applicable, to any Person (or group of Persons acting in concert), other than to the Sponsors or their Affiliates; or (ii) a merger, recapitalization or other sale (in one transaction or a series of related transactions) by the Company, the Sponsors or any of their respective Affiliates (which includes for the avoidance of doubt SIC), to a Person (or group of Persons acting in concert) of equity interests or voting power that results in any Person (or group of Persons acting in concert) (other than the Sponsors or their Affiliates) owning more than 50% of the equity interests or voting power of the Company or SIC, as applicable (or any resulting company after a merger). For the avoidance of doubt, none of an initial public offering, stock dividend, stock split or any other similar corporate event shall alone constitute a Change in Control.

(g) “Closing Date” means December 21, 2011.

(h) “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

(i) “Committee” means the committee described in Section 3 hereof (or if a committee has not been appointed by the Board, the Board shall be deemed to be the Committee for purposes of this Plan) or the Board, if it acts in lieu of the Committee.

(j) “Common Stock” or “Stock” means the voting common stock of the Company.

(k) “Company Group” means the Company and its direct and indirect subsidiaries.

(l) “Disabled” or “Disability” shall have the meaning in any Individual Agreement to which the Participant is a party, or if there is no such Individual Agreement or it does not define “Disability”, “Disabled” or “Disability” shall have the meaning set forth in a given Award Agreement, as applicable, provided, however, that, with respect to an Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A, with respect to such Award, the terms “Disabled” and “Disability” shall have the meaning set forth above for purposes of vesting of such Award, provided that such Award shall not be settled until the earliest of: (i) the Participant’s “disability” within the meaning of in Section 409A of the Code and Treasury Regulation Section 1.409A-3(i)(4) thereunder; (ii) the Participant’s “separation from service” within the meaning of Section 409A; and (iii) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor act thereto.

(n) “Fair Market Value” means the fair market value of one Share on any given date, as determined reasonably and in good faith by the Board; provided, however, such valuation method shall be in accordance with Section 409A, to the extent applicable and/or appropriate.

(o) “Group” means “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(p) “Individual Agreement” means an employment, consulting or similar agreement pursuant to which the Participant provides services to the Company Group.

(q) “Option” means an option to purchase Shares granted pursuant to the Plan.

(r) “Participant” means an employee of RPM Energy Management LLC (“RPM”) or such other consultant of the Company Group who is selected by the Board or the Committee to participate in the Plan, including any Person to whom one or more Awards have been made and remain outstanding, provided, however, that a consultant, other service provider of the Company or any of their affiliates shall not be eligible for the grant of an Award if, at the time of grant, either the offer or the sale of the Company’s securities to such consultant, other service provider of the Company or any of their affiliates is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the consultant, other service provider of the Company or any of their affiliates is providing to the Company, because the consultant, other service provider of the Company or any of their affiliates is not a natural person, or because of any other provision of Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

(s) “Person” means “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(t) “Rule 12h-1” means Rule 12h-1, as amended, of the Exchange Act.

(u) “Section 409A” means Section 409A of the Code, as amended, and the regulations, rulings, notices or other guidance promulgated thereunder.

(v) “Securities Act” means the Securities Act of 1933, as amended, or any successor act thereto.

(w) “Share” means one share of Common Stock.

3.	Administration of Plan

(a) The Plan shall be administered by the Board or, if the Board shall so determine, by a Committee consisting of one or more members of the Board. The members of the Committee shall be selected by the Board. Any member of the Committee may resign by giving written notice thereof to the Board, and any member of the Committee may be removed at any time, with or without cause, by the Board. If, for any reason, a member of the Committee shall cease to serve, the vacancy shall be filled by the Board. During any period of time in which the Plan is administered by the Board, all references in the Plan or any Award Agreement to the Committee shall be deemed to refer to the Board.

(b) Except as otherwise provided in an Award Agreement, the Committee shall have full power and authority to administer and interpret the Plan, Awards granted under the Plan and each Award Agreement, including, without limitation, the power to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and any Award Agreement, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan, Awards and any Award Agreements, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, Awards or any Award Agreement, (vi) amend the Plan, Awards and any Award Agreement to reflect changes in applicable law or, without the consent of the Participants, make any other amendment not adverse to the Participants, (vii) determine from among those persons determined to be eligible for the Plan, the particular persons who will be Participants, (viii) grant Awards under the Plan and determine the terms and conditions of such Awards, consistent with the express limitations of the Plan, (ix) delegate such powers and authority to such persons as it deems appropriate; provided that any such delegation is consistent with applicable law and any guidelines as may be established by the Board from time to time and (x) waive any conditions under any Awards. Except as otherwise provided in an Award Agreement, the determination of the Committee on all matters relating to the Plan, Award Agreement or any Awards in good faith and with and upon advice of counsel shall be final, binding and conclusive upon all persons.

(c) The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons at the expense of the Company. The Board, Committee, the Company, and the officers, and stockholders of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. Except as otherwise provided in an Award Agreement, all actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.	Awards

(a) From time to time, the Committee will determine the form, amounts, terms, conditions and limitations of Awards, consistent with the terms of this Plan. The form, amount, terms, conditions and limitations of each Award under the Plan shall be set forth in an Award Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, that such Award Agreement shall contain provisions dealing with the treatment of Awards in the event of the termination of employment or service (as applicable), Disability or death of a Participant. Such Awards may take the following forms described in Section 4(b) hereunder, in the Committee’s sole discretion.

(b) An Award may be made by the Committee in the form of Options, in which case the Award Agreement evidencing such Award shall include, inter alia, the option exercise period and the option exercise price (which shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted, other than in the case of Options granted in substitution of previously granted awards as described herein in Sections 7 and 8) and such other terms, conditions or restrictions on the grant or exercise of the Option as the Committee deems appropriate not inconsistent with this Plan. In addition to other restrictions contained in the Plan, an Option granted under this Section 4(b) may not be exercised more than 10 years after the date it is granted. Except as otherwise provided in an Award Agreement or as the Committee may determine, the purchase price for the Shares as to which an Option is exercised shall be paid in full at the time of exercise at the election of the Participant (i) in cash, (ii) in Shares (any such Shares valued at Fair Market Value on the date of exercise) that the Participant has held for such period of time as may be required by the Company’s accountants, if any, (iii) through the withholding of Shares (any such Shares valued at Fair Market Value on the date of exercise) otherwise issuable upon the exercise of the Option in a manner that is compliant with applicable law, or (iv) a combination of the foregoing methods, in each such case in accordance with the terms of the Plan and the Option Agreement; provided, that except as otherwise provided in an Award Agreement or agreed by the Committee, the Participant will pay any taxes due in respect of such exercise in cash other than the minimum amount of any taxes that the Company or any of its Affiliates are required to withhold and are withheld pursuant to Section 12. No Participant shall have any rights to distributions or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, the Participant has paid in full for such Shares, the Shares in question have been recorded on the Company’s register of interest holders, and if applicable, the Participant has satisfied any other conditions reasonably imposed by the Company pursuant to and in accordance with the Plan and the applicable Award Agreement.

5.	Shares Subject to the Plan; Limitations and Conditions

(a) Subject to Section 8, the number of Shares available for Awards under this Plan shall be 1,200,000 Shares. Unless restricted by applicable law, Shares related to Awards that are forfeited, terminated, canceled or expire unexercised shall immediately become available for new Awards.

(b) No Awards shall be granted under the Plan beyond ten years after the effective date of the Plan as set forth in Section 13, but the terms of Awards made on or before the expiration of the Plan may extend beyond such expiration date. At the time an Award is made or amended or the terms or conditions of an Award are changed in accordance with the terms of the Plan or the Award Agreement, the Committee may provide for limitations or conditions on such Award.

(c) No such Awards shall, prior to vesting and delivery thereof to the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(d) Other than as specifically provided in the Award Agreement and/or in the applicable stockholder’s agreement to be entered into by and between the Company and a given Participant (each a “Stockholder’s Agreement”), no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant. Notwithstanding anything in this paragraph above, the Board may, in its sole discretion, permit transfer of the Option to such extent as permitted by Rule 701 of the Securities Act at the time of the grant of the Option and in a manner consistent with applicable tax and securities laws upon the Participant’s request.

(e) Unless otherwise determined by the Committee and other than as specifically provided in the Award Agreement and/or in the Stockholder’s Agreement, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by his legatees, personal representative, or distributees.

(f) Other than as specifically provided in the Award Agreement and/or in the Stockholder’s Agreement, Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Awards exercisable, settled, convertible or exchangeable into Shares, unless and until book entry representing such Shares has been made.

(g) Except as otherwise determined by the Committee or as specifically provided in the Award Agreement and/or in the Stockholder’s Agreement, no exercise of any Award may be made during a Participant’s lifetime by anyone other than the Participant, except by a legal representative appointed for or by the Participant in accordance with the requirements set forth by the Company.

(h) Absent express provisions to the contrary in the applicable retirement, severance and/or other benefit plan or arrangement, any Award under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement or severance plan of the Company or its Affiliates and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation.

6.	Transfers and Leaves of Absence

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment without an intervening period of separation among such Participant’s employer and any of its Affiliates shall not be deemed a termination of employment, and (b) a Participant who is awarded in writing a leave of absence or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of Participant’s employer (and any of its Affiliates) during such leave of absence.

7.	Adjustments

(a) In the event of any equity split, spin off, equity distribution or dividend (other than regular cash dividends or distributions), equity combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, or similar event, the Committee shall adjust appropriately (i) the number and kind of Shares subject to the Plan, as set forth in Sections 5 and 6 hereof, and available for or covered by Awards and (ii) the exercise prices of Options and Share prices related to outstanding Awards, and make such other revisions or substitutions to outstanding Awards, in each case, as it deems, in good faith, to be equitable or required; provided that (A) any adjustments made pursuant to Sections 7 or 8 to

Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A of the Code; (B) any adjustments made pursuant to Section 7 or 8 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (1) continue not to be subject to Section 409A or (2) comply with the requirements of Section 409A; and (3) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Sections 7 or 8 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A at the time of grant to be subject thereto as of the time of grant.

(b) Any adjustment provided under this Section 7 may, in the Committee’s discretion, provide for the elimination of any fractional Share that might otherwise become subject to an Award.

8.	Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

In the event of a Change of Control after the effective date of the Plan, the Committee may (subject to Section 11), in its sole discretion, provide for one or more of the following: (i) adjust all Awards as contemplated in Section 7 hereof, (ii) accelerate the vesting and/or exercisability of Awards, subject to the consummation of such Change of Control, (iii) cancel Awards for fair value (as determined in the sole reasonable and good faith discretion of the Committee) which, in the case of Options or other Awards subject to exercise shall be not less than the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Award (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Award) over the aggregate exercise price of such Award; (iv) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder or (v) provide that for a period of at least 30 days prior to the Change of Control and following written notice to any affected Participants, the Options or other Awards subject to exercise shall be exercisable as to all Shares subject thereto (whether vested or unvested) and that upon the occurrence of the Change of Control, to the extent not theretofore exercised by the Participant, such Award shall terminate and be of no further force and effect.

9.	Amendment and Termination

(a) The Committee shall have the authority to make such amendments to any outstanding Awards as are consistent with this Plan, provided that no such action shall modify any Award in a manner adverse to the Participant without the Participant’s consent except as such modification is provided for or contemplated in the terms of the Award or this Plan (including, for the avoidance of doubt, pursuant to Sections 7 or 8 hereof).

(b) Other than as specifically provided in any Award Agreement, the Board may amend, suspend or terminate the Plan, except that no such action, other than an action under Sections 7 or 8 hereof, may be taken which would, without stockholder approval, increase the aggregate number of Shares available for Awards under the Plan, decrease the price of outstanding Awards, change the requirements relating to the Committee as set forth in Section 3 hereof, or extend the term of the Plan.

10.	Governing Law

(a) This Plan shall be governed in all respects by the laws of the State of Delaware without giving effect to the principal of conflict of laws.

(b) The Committee may make Awards to persons having a relationship with the Company or any of its Affiliates who are subject to the laws of jurisdictions other than those of the United States, which Awards may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with non-US laws or otherwise as deemed to be necessary or desirable by the Committee.

11.	Conformity to Section 409A and Compliance with Exemption Provided by Rule 12h-1

(a) Conformity to Section 409A. It is intended that all Awards under this Plan and any Award Agreement either be exempt from or comply with Section 409A. All Options or other similar Awards that are granted with an exercise price shall be granted with an exercise price such that the Award would not constitute deferred compensation under Section 409A or shall otherwise be structured to avoid taxation under Section 409A unless and to the extent that the Committee specifically determines otherwise. Any ambiguity in this Plan and any Award Agreement shall be interpreted to comply with Section 409A. In the case of an Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A, no termination of employment shall be deemed a termination from employment for purposes of such Award unless it is a “separation from service” under Section 409A. To the extent applicable, as determined in the sole discretion of the Committee with and upon advice of counsel, (a) each amount or benefit payable pursuant to this Plan and any Award Agreement shall be deemed a separate payment for purposes of Section 409A and (b) in the event the equity interests of the Company are publicly traded on an established securities market or otherwise and the Participant is a “specified employee” (as determined under the Company’s administrative procedure for such determinations, in accordance with Section 409A) at the time of the Participant’s termination of employment, any payments under this Plan or any Award Agreement that are deemed to be non-qualified deferred compensation subject to Section 409A and that are payable (whether in cash, Shares or other property) in connection with the Participant’s separation from service shall not be paid or begin payment until the earlier of the Participant’s death and the first day following the six (6) month anniversary of the Participant’s separation from service. The Committee shall use commercially reasonable efforts to implement the provisions of this Section 11(a) in good faith; provided that neither the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 11(a) to the extent administered in accordance therewith and with the terms of the Award Agreement.

(b) Compliance with Exemption Provided by Rule 12h-1(f). It is intended that all Awards under this Plan and any Award Agreement either be exempt from registration under the Exchange Act or comply with an exemption thereto. If:

(i) the aggregate of the number of Participants and the number of holders of all other outstanding compensatory employee stock options to purchase Shares of Common Stock equals or exceeds five hundred (500), or such applicable number as may hereafter be designated under Section 12(g) of the Exchange Act, as amended, and

(ii) the assets of the Company at the end of the Company’s most recently completed fiscal year exceed $10 million, then the following restrictions shall apply during any period during which the Company does not have a class of its securities registered under Section 12 of the Exchange Act and is not required to file reports under Section 15(d) of the Exchange Act:

(A) the Options and, prior to exercise, the Shares of Common Stock acquired upon exercise of the Options may not be transferred until the Company is no longer relying on the exemption provided by Rule 12h-1(f) of the Exchange Act (“Rule 12h-1(f)”), except:

(1) as permitted by Rule 701(c) promulgated under the Securities Act,

(2) to a guardian upon the disability of the Participant, or

(3) to an executor upon the death of the Participant (collectively, the “Permitted Transferees”);

provided, however, the following transfers are permitted:

(i) transfers by the Participant to the Company, and

(ii) transfers in connection with a Change of Control or other acquisition involving the Company, if following such transaction, the Options no longer remain outstanding and the Company is no longer relying on the exemption provided by Rule 12h-1(f);

provided further, that any Permitted Transferees may not further transfer the Options except pursuant to 3(i) or 3(ii) above or as otherwise permitted under Rule 12h-1(f);

(B) except as otherwise provided in (A) above, the Options and Shares of Common Stock acquired upon exercise of the Options are restricted as to any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” as defined by Rule 16a-1(h) of the Exchange Act, or any “call equivalent position” as defined by Rule 16a-1(b) of the Exchange Act by the Participant prior to exercise of an Option until the Company is no longer relying on the exemption provided by Rule 12h-1(f); and

(C) at any time that the Company is relying on the exemption provided by Rule 12h-1(f), the Company shall deliver to Participants (whether by physical or electronic delivery or written notice of the availability of the information on an internet site) the information required by Rule 701(e)(3), (4), and (5) of the Securities Act every six (6) months, including financial statements that are not more than one hundred eighty (180) days old; provided, however, that the Company may condition the delivery of such information upon the Participant’s agreement to maintain its confidentiality.

(c) Compliance with Exemption Provided by Rule 12h-1(g). It is intended that all Awards under this Plan and any Award Agreement either be exempt from registration under the Exchange Act or comply with an exemption thereto. If the Company has a class of its securities registered under Section 12 of the Exchange Act or is otherwise required to file reports under Section 15(d) of the Exchange Act, the Options and, prior to exercise, the Shares of Common Stock acquired upon exercise of the Options may not be transferred until the Company is no longer relying on the exemption provided by Rule 12h-1(g) of the Exchange Act, except as permitted by Rule 701(c) of the Securities Act or to those persons specified in General Instruction A.1(a) of Form S-8 of the Securities Act.

(d) Notwithstanding the foregoing, the transfer restrictions on the Stock and Options set forth in this Plan, any Stockholder’s Agreement, any Award Agreement or any other applicable agreement shall not be reduced, eliminated or otherwise altered except in accordance with the terms of this Plan, such Stockholder’s Agreement, such Award Agreement or other applicable agreement.

12.	Withholding Taxes

If the Company and/or any Affiliate shall be required to withhold any amounts by reason of any Federal, State, local or foreign tax rules or regulations in respect of any Award, the Company and/or any Affiliate shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements. The Company or any of its Affiliates shall have the right, at its option, to (a) require the Participant to pay or provide for payment of the amount of any taxes which the Company or any of its Affiliates may be required to withhold with respect to such Award, provided, however, that a Participant shall have the right to cause the Company or any of its Affiliates to withhold Shares subject to the Award having a Fair Market Value of the minimum amount of any taxes which the Company or any of its Affiliates are required to withhold with respect to such Award, consistent with Section 409A, or (b) deduct from any amount otherwise payable in cash (whether related to the Award or otherwise) to the Participant the amount of any taxes which the Company or any of its Affiliates may be required to withhold with respect to such Award.

13.	Effective Date and Termination Dates

The Plan shall be effective as of December 21, 2011 and shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 9.

14.	Miscellaneous

(a) ERISA. This Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

(b) No Right of Employment or Service. Nothing contained herein, in a Stockholder’s Agreement, in an Award Agreement or in an Award shall (i) confer on any Participant any right to be continued in the employ of RPM or any other eligible consultant of the Company Group, or any right to continued service to the Company and/or its Affiliates, (ii) constitute any contract or agreement of employment or other service or affect a person’s status as an at-will employee, (iii) affect any rights which the Company and/or their respective Affiliates may have to change a person’s compensation or terminate such person’s association with the Company Group, the Company and/or their respective Affiliates for any reason (with or without cause, with or without compensation) at any time, or (iv) effect any rights which RPM or any other eligible consultant of the Company Group may have to change a person’s compensation or other benefits or terminate such person’s employment or association with RPM or any other eligible consultant of the Company Group for any reason (with or without cause, with or without compensation) at any time.

(c) Funding. Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Affiliates, nor shall any assets of the Company or any of its Affiliates be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

(d) Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive or are eligible to receive Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan and the terms and provisions of Awards under the Plan.

(e) Section Headings; Construction. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections. All words used in this Plan shall be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

(f) Severability. In the event any provision of the Plan or any Award Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the illegality, invalidity or unenforceability shall not affect the remaining provisions of the Plan and such Award Agreement and such illegal, invalid or unenforceable provision shall be deemed modified as it such provision had not been included.

(g) Survival of Terms; Conflicts. The provisions of the Plan shall survive the termination of the Plan to the extent consistent with, or necessary to carry out, the purposes thereof. Each Award Agreement remains subject to the terms of the Plan, however, in the event of any conflict between specific provisions of the Plan and an Award Agreement, the Award Agreement shall control.

(h) Required Disclosure Under Rule 701. The Company shall deliver to Participants (whether by physical or electronic delivery or written notice of the availability of the information on an internet site) the information required by Rule 701(e) of the Securities Act every six (6) months, including financial statements that are not more than one hundred eighty (180) days old.

(i) Conditions Upon Issuance of Shares. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the Shares of Common Stock upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may place legends on stock certificates issued under the Plan as it deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the shares of Common Stock. The Company also may require a Participant, as a condition of exercising or acquiring Common Stock under any Awards to agree to certain restrictions on transfer in connection with the Company becoming publicly traded or the first underwritten registration of the offering of any securities of the Company under the Securities Act.

IN WITNESS WHEREOF, the undersigned officer of the Company hereby certifies that the Plan was adopted by the Board at a meeting duly held on [            ], 2012.

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